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                                                                   EXHIBIT 10.13

                                LEASE AGREEMENT

                                    BETWEEN

                       Peregrine Investment Partners - I,
                       a Pennsylvania Limited Partnership

                                  ("Landlord")

                                       AND

                           Barrier Therapeutics, Inc.

                                   ("Tenant")
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                             BASIC LEASE PROVISIONS

         This Lease consists of the Cover Sheet, Basic Lease Provisions, General Lease Provisions, Riders and Exhibits, all of which are attached hereto and incorporated herein by reference for all purposes. The terms defined in the Basic Lease Provisions, General Lease Provisions, Riders and Exhibits shall be deemed to have the meanings ascribed, wherever used herein. The Cover Sheet and headlines of paragraphs, Riders and Exhibits are for convenience only and shall not be deemed to enlarge or diminish the meanings of the provisions of this Lease.

LEASE DATE:                May 28, 2003

LANDLORD:                  Peregrine Investment Partners - I, a Pennsylvania
                           Limited Partnership
                           770 Township Line Road, Suite 150
                           Yardley, PA 19067
                           Authorized Representative: Sam Jones

                           Telephone: 215-575-2476

TENANT:                    Name: Barrier Therapeutics, Inc.
                           Address: 100 Overlook Center, Second Floor
                                    Princeton, NJ 08540

                           Authorized Representative: Anne M. VanLent
                                                      Executive Vice President
                                                      and Chief Financial
                                                      Officer

                           Telephone: 609-375-2200

LAND: The tract of land located in the Township of Plainsboro, Middlesex County, New Jersey and described in Exhibit "A-1".

BUILDING:                  The building commonly known as Arbor 600, 600 College
                           Road East, Princeton Forrestal Center, New Jersey, situated on the Land.

PREMISES:                  The portion of the Third floor of the Building shown
                           on the floor plan attached as Exhibit "A-2, shown as the Initial Premises and the First Expansion Premises
                           (together, the "Premises").

TERM: Seven (7) years, subject to Section 2 of the General Lease Provisions.

LEASE COMMENCEMENT DATE:   September 1, 2003 (or earlier if Landlord has
                           completed the Premises for Occupancy, as provided herein; subject to adjustment pursuant to Section 2 of the General Lease Provisions).

LEASE EXPIRATION DATE:     August 31, 2010 (subject to adjustment pursuant to
                           Section 2 of the General Lease Provisions).

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BASIC RENT:                Basic Rent shall be payable, in consecutive equal
                           monthly installments, plus Tenant electric, pursuant to the following schedule:

                           Years 1 - 3: $25.00/per rentable square foot
                           Years 4 - 5: $27.00/per rentable square foot
                           Years 6 - 7: $28.50/per rentable square foot

                           Basic Rent shall commence on November 1, 2003 with respect to the Initial Premises, herein defined, provided if the Lease Commencement Date shall be changed to an earlier or later date, the Basic Rent commencement shall be correspondingly changed to provide two (2) months free of Basic Rent. Basic Rent on the First Expansion Premises shall commence on the earlier of occupancy thereof by Tenant, or January 1, 2005.

ADDITIONAL RENT:

                           1. Increases in Real Estate Taxes: Tenant's Allocated Share of the increase in real estate taxes (including special assessments, rental receipts or gross real estate taxes, if any, and any other taxes now or hereinafter imposed in the nature of or in substitution for real estate taxes) levied on the Building and the Land in excess of the annual real estate taxes for the later of (i) calendar year 2003 or (ii) the calendar year of the Lease Commencement Date (the "Base Year").

                           2. Increases in Operating Costs: Tenant's Allocated Share of the increase during the Term of the Lease in the Operating Costs (as defined in the General Lease Provisions) over the annual Operating Costs for the later of (i) calendar year 2003 or (ii) the calendar year of the Lease Commencement Date (the "Base Year").

ELECTRICAL SERVICE COST AMOUNT: $1.25 per rentable square foot, until adjusted as provided in Section 6 of the General Lease Provisions.

SECURITY DEPOSIT: Two (2) Months Rent.

LATE CHARGE:               Two percent (2%) of the Installment of Rent due and
                           unpaid.

OVERDUE INTEREST RATE:     Two percent (2%) per annum in excess of the "prime
                           rate" then in effect at Citibank, N.A. in New York
                           City (but not to exceed the maximum rate of interest to be charged Tenant for the use, forbearance or detention of money).

REIMBURSEMENT INTEREST RATE: Two percent (2%) per annum in excess of the "prime

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                           rate" then in effect at Citibank, N.A. in New York
                           City (but not to exceed the maximum rate of interest to be charged Tenant for the use, forbearance or detention of money).

TENANT'S ALLOCATED SHARE:  Three and 86/100 percent (3.86%) until the earlier of
                           January 1, 2005, or the date that Tenant takes possession of the First Expansion Premises, and four and 75/100 percent (4.75%) thereafter, which Landlord and Tenant agree is the approximate proportion which the rentable area of the respective Premises bears to the total rentable area of the Building.

RENTABLE AREA:             Premises - Initial Premises is 9,259 rentable square
                           feet; First Expansion Premises (as hereafter defined) is 2,143 square feet (Total Premises is 11,402 square feet).

                           The usable area of the Premises shall be calculated by measuring from the inside surface of the exterior glass line to the center line of the demising walls separating the Tenant from the adjoining tenant space and the exterior side of the demising wall separating the Tenant from any public areas. The computation of the rentable area of the Premises includes an agreed upon loss factor of 16.9% representing Tenant's allocable share of common areas. The rentable area and the usable area of the Premises may be different, but have been stipulated and agreed to by the parties, and the Rent and Tenant's Allocated Share shall not be changed even if it is determined that the Premises contain either a larger or a smaller area than indicated.

PERMITTED USE:             General office use.

STANDARD INDUSTRIAL CLASSIFICATION: Tenant's Standard Industrial
                           Classification, as designated by the Standard Industrial Classification Manual prepared by the Office of Management and Budget (the "SIC Number") is 8731.

BROKER:                    CB Richard Ellis, Inc.

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                            GENERAL LEASE PROVISIONS

         THIS LEASE AGREEMENT (the "Lease") is made on the Lease Date between Landlord and Tenant.

         WHEREAS, Tenant desires to lease space in the Building from Landlord and Landlord is willing to lease space in the Building to Tenant upon the terms, conditions, covenants and agreements set forth in this Lease. Intending to be legally bound hereby, Landlord and Tenant agree:

         1.       Premises; Expansion Premises: Rights of First Offer.

         a. Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord the Premises, for the Term and upon the terms, agreements, covenants and conditions set forth in this Lease. The Premises consist of the Initial Premises and the First Expansion Premises as outlined in the attached Exhibit A-2. The Lease also includes the right, together with other tenants of the Building and members of the public, to use the common areas of the Building (hereinafter referred to as the "Common Facilities") subject to such restrictions as may be incorporated in this Lease. The Lease does not include any other rights not specifically set forth herein.

         b. First Expansion Premises. Tenant shall take possession of the First Expansion Premises on January 1, 2005, unless Tenant takes possession thereof on an earlier date, in which event Basic Rent and Additional Rent obligations for the First Expansion Premises shall commence as of such earlier date of possession. Provided that Landlord shall have delivered to Tenant exclusive possession of the First Expansion Premises in the condition required under this Lease, the failure of Tenant to take possession of the First Expansion Premises when required shall not excuse Tenant from responsibility for all its covenants and obligations with respect thereto hereunder, including the obligation to pay rent. Landlord shall deliver to Tenant exclusive possession of the First Expansion Premises no later than January 1, 2005. If the First Expansion Premises is available for occupancy prior to that date, upon written notice from Tenant, Landlord shall deliver possession thereof to Tenant promptly following such notice. In no event shall the First Expansion Premises be deemed ready unless and until the same is in such condition that would enable Tenant to occupy the Premises for Tenant's permitted use under this Lease, subject to completion of any work by Tenant.

         c. Additional Expansion Premises. Provided no Event of Default by Tenant shall have occurred and this Lease shall be in effect, Landlord grants to Tenant a right of first offer on between 2,000-3,000 s.f. of space adjacent to the Premises (the "Additional Expansion Premises") as follows. Landlord shall make available for lease the Additional Expansion Premises on or about the third anniversary of the Lease Commencement Date, upon the following terms and conditions, provided in any event that Landlord and Tenant shall reach agreement on the terms and conditions for such letting no less than 180 days prior to the third anniversary of the Lease Commencement Date. Within fifteen (15) days of Tenant's request, Landlord shall issue a proposal to Tenant for such Additional Expansion Premises, offering the

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same at the Fair Market Rent (herein defined) for the space for the remainder of the Term. Upon acceptance of the proposal, Landlord and Tenant shall enter into an amendment of this Lease incorporating such terms. If Tenant declines to proceed within fifteen (15) days of receipt of Landlord's proposal, then Tenant shall have no further rights to lease the Additional Expansion Premises pursuant to the terms hereof and Landlord may lease the same free and clear of any rights of Tenant hereunder. Alternatively, if the terms and conditions of Landlord's proposal are acceptable other than with respect to the Fair Market Rent, then Tenant may so notify Landlord in which event the Fair Market Rent shall be determined by appraisal, in the manner provided in Section 2(b) hereof. Tenant may withdraw from the amendment by written notice given to Landlord no later than 180 days prior to the third anniversary of the Lease Commencement Date. If Tenant exercises its right to the Additional Expansion Premises, Tenant shall waive its rights to terminate the Lease pursuant to paragraph 2(c).

         d. Provided no Event of Default by Tenant shall have occurred and this Lease shall be in effect, Landlord grants to Tenant a right of first offer on space adjacent to the Premises on the North Wing of the third floor of the Building (the "First Offer Space"), as follows. At such time as Landlord shall issue a proposal to lease any of the First Offer Space, it shall first provide Tenant written notice of such proposal and set forth the terms and conditions under which Landlord shall agree to lease to Tenant the First Offer Space. Tenant shall have a period of fifteen (15) days' time to advise Landlord of its willingness to lease such space on such terms, in which event the parties shall execute an appropriate amendment reflecting such additional letting. If Tenant declines to proceed or fails to respond to Landlord's notice within such fifteen
(15) day period, time being of the essence, then Tenant shall have no further rights to lease such space pursuant to the terms hereof and Landlord may lease the same free and clear of any rights of Tenant hereunder.

         e. Provided no Event of Default by Tenant shall have occurred and this Lease shall be in effect and provided Tenant has exercised its right of First Offer for the Additional Expansion Premises, Landlord grants to Tenant a right of First Offer on space in the Building located on the second floor North Wing and now occupied by Ranbaxy Pharmaceuticals (the "Second Floor Space"). At such time as Landlord shall issue a proposal to lease the Second Floor Space, it shall first provide Tenant written notice of such proposal and set forth the terms and conditions under which Landlord shall agree to lease to Tenant the Second Floor Space. Tenant shall have a period of ten (10) days' time to advise Landlord of its willingness to lease such space on such terms, in which event the parties shall execute an appropriate amendment reflecting such additional letting. If Tenant declines to proceed or fails to respond to Landlord's notice within such ten (10) day period, time being of the essence, then Tenant shall have no further rights to lease the Second Floor Space pursuant to the terms hereof and Landlord may lease the same free and clear of any rights of Tenant hereunder.

         f. Tenant's rights of first offer are subject to any prior rights held by existing tenants.

         2.       Term; Renewal Term: Termination Option.

                  a. The Term of this Lease shall be for the period set forth in the Basic Lease Provisions, beginning on the Lease Commencement Date and expiring at 11:59 p.m. on the

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Lease Expiration Date, subject nevertheless to the provisions of Section 7 hereof, dealing with the completion of the Improvements. If, pursuant to the provisions of this Lease, the term of this Lease begins on a date other than the Lease Commencement Date indicated in the Basic Lease Provisions above, then Landlord shall advise Tenant in writing of such date and thereafter the Lease Commencement Date shall be such specified date. The Lease Expiration Date shall also be adjusted so as to allow a term of occupancy equal to that provided above herein.

                  b. Provided no Event of Default by Tenant shall have occurred and be continuing and this Lease shall be in effect, Tenant shall have the right to extend the Term hereof on one occasion for one (1) five (5) year renewal term (the "Renewal Term"). In order to exercise its right to the Renewal Term, Tenant shall give Landlord written notice of exercise no later than nine
(9) months prior to the end of the Term. During the exercised Renewal Term, all of the terms and conditions of the Lease shall continue in full force and effect, except for provisions which, by their nature, relate only to the Term and except that the Basic Rent shall be the Fair Market Rent (herein defined), as determined herein, and the Base Year shall be the calendar year in which the Term expires. Fair Market Rent shall be such rental as would be agreed upon by willing and knowledgeable parties, neither of whom were acting under compulsion taking into consideration all relevant factors including, by way of example, base rent, term, work letter, allowances and amount of space for comparable office buildings in comparable office parks in the Route 1 corridor.

                  Within 30 days following receipt of Tenant's notice of exercise, Landlord shall advise Tenant of Landlord's determination of the Fair Market Rent, as based on current market data compiled by Landlord, (the "Initial Determination"). The Initial Determination shall be the Fair Market Rent unless Tenant shall within 15 days of receipt of the Initial Determination contest the Initial Determination by notice to Landlord, following which notice Landlord and Tenant shall endeavor to negotiate the Fair Market Value within the fifteen (15) day period following Tenant's notice. If no agreement is reached, then Tenant may reject Landlord's Initial Determination within thirty (30) days of its receipt of the Initial Determination. Tenant shall, together with its notice of rejection, either (i) terminate the Lease as of the end of the Term, or (ii) elect that Landlord and Tenant shall each, within 15 days of Tenant's rejection designate an independent certified appraiser to act on their behalf and shall jointly select a third independent certified appraiser to act as arbiter. The cost of the appraisers and arbiter shall be borne equally by Landlord and Tenant. If Landlord and Tenant are unable to agree upon an arbiter within such 15-day period, the two designated appraisers shall agree upon an arbiter within 15 days following their respective appointment. Within 15 days of their appointment, each designated appraiser shall establish a Fair Market Rent and within 15 days thereafter, the arbiter shall select one of the two determinations and the determination so selected shall be the Fair Market Rent for the Renewal Term. In the event a final determination of the Fair Market Rent has not been established as of the Lease Commencement Date of the Renewal Term, the Initial Determination shall be deemed to be the Fair Market Rent, subject to retroactive adjustment.

                  c. Provided no Event of Default by Tenant shall have occurred, Tenant shall have the right to terminate this Lease as of the end of the fifth (5th) year of the Term, provided Tenant shall have given Landlord no less than 270 days' prior written notice of exercise of its termination right, and provided such notice is accompanied by payment of a termination fee equal to the sum of (i) the Basic Rent that would have been due and payable hereunder at the rate

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set forth herein, for the period from the Lease Commencement Date until the date
Basic Rent commenced under the Lease, plus (ii) interest at nine (9%) per cent per annum on the amount due under clause (i) hereof from the Lease Commencement Date to the date of payment.

         3. Rent, Security Deposit. Tenant shall pay as rent for the Premises the following amounts (each of which shall be considered rent and all of which are collectively referred to in this Lease as "Rent"):

                  (a) Basic Rent. The Basic Rent payable in advance on the first day of each month in monthly installments without prior notice or demand and without any set-off or deduction whatsoever at Landlord's principal office or at such other place as Landlord may direct. The Basic Rent for the first full month of the Term will be paid on the date of this Lease. The Basic Rent for the unexpired portion of any month in which the Term begins will be paid on the Lease Commencement Date.

                  (b) Additional Rent. Tenant will pay as additional rent ("Additional Rent") at the times herein stated (if no times are stated, then on the first day of the month after Landlord notifies Tenant of the amount of such additional rent, except that any additional rent resulting from the adjustments provided below determined after the Expiration Date of the Lease shall be paid within thirty days after Landlord notifies Tenant of the additional amount due):

                           (i)      Increases in Real Estate Taxes. Tenant's
Allocated Share of Increases in Real Estate Taxes (as defined in the Basic Lease Provisions). At any time or times after the Base Year, Landlord may submit to Tenant a statement of Landlord's reasonable estimate of any such tax increase over the Real Estate Taxes during the Base Year and within thirty (30) days after delivery of such statement and each month thereafter, Tenant shall pay to Landlord, as additional monthly rent, an amount equal to one-twelfth (1/12) of the amount determined to be Tenant's Allocated Share of such increase. Within ninety (90) days after the expiration of each calendar year in which Tenant's monthly rent is increased pursuant to this paragraph, Landlord may submit, or upon the request of Tenant, Landlord shall submit, a statement showing the determination of the actual amount of the total increase and Tenant's Allocated Share of such increase. If such statement shows that Tenant's monthly payments pursuant to this paragraph exceeded Tenant's Allocated Share of the actual increase incurred for the preceding calendar year, then Tenant may deduct such overpayment from its next two payments of monthly rent and any excess thereafter shall be promptly reimbursed. If such statement shows that Tenant's share of Landlord's actual increase exceeded Tenant's monthly payments for the preceding calendar year, then Tenant shall immediately pay the total amount of such deficiency to Landlord. In the event that the Lease Expiration Date is not December 31st, the increase to be paid by Tenant for the calendar year in which the Lease Expiration Date occurs shall be determined by multiplying the amount of Tenant's share thereof for the full calendar year by a fraction with the number of days during such calendar year prior to the Lease Expiration Date as the numerator and with 365 as the denominator.

                           (ii)     Increases in Operating Costs. Tenant's
Allocated Share of Increases in Operating Costs. The Operating Costs are hereby defined as the sum of the following costs and expenses: (A) gas, electricity, water and sewer charges and other utility

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charges (including surcharges) of whatever nature (except to the extent separately charged to tenants under Section 6 of the Lease); (b) insurance (including but not restricted to liability, fire, casualty, boiler, plate glass, false arrest and defamation, workmen's compensation, fidelity bonds, extended coverage, and any other form of insurance which is reasonably required in the operation of a commercial property), (C) building personnel costs, including but not limited to salaries, wages, fringe benefits, and other direct and indirect costs of engineers, superintendents, watchmen, porters, management and security personnel and any other building personnel; (D) costs of service and maintenance contracts, including, but not limited to, chillers, heat pumps, cooling towers, energy management systems, boilers, sprinklers, controls, elevators, mail chutes and boxes, windows, landscaping, common area maintenance, paving, security, janitorial and general cleaning, snow and ice removal, exterminating and trash removal, and management fees; (E) all other maintenance and repair expenses and costs of supplies which are deducted by Landlord in computing its Federal income tax liability; (F) any other costs and expenses (i.e., items which are not capital improvements) incurred by Landlord in operating the Building or Common Facilities, (G) the amortized cost of purchasing and installing any energy saving device in the Building; and (H) the cost of any additional services not provided to the Building or Common Facilities at the Lease Commencement Date but thereafter provided by Landlord in the prudent management of the Building and Common Facilities. In the event that any business, rent or other taxes which are now or hereafter levied upon Tenant's use or occupancy of the Premises or Tenant's business at the Premises or on Landlord by virtue of Tenant's occupancy of the Premises are enacted, changed or altered so that any of such taxes are levied against Landlord or the mode of collection of such taxes is changed so that Landlord is responsible for collection or payment of such taxes, any and all such taxes shall be deemed to be a part of the Operating Costs and Tenant shall pay the taxes that would otherwise be imposed on it to Landlord.

                           Operating Costs shall not include (A) principal or
interest payments on any mortgages, deeds of trust or other financing encumbrances, (B) leasing commissions payable by Landlord, (C) deductions for depreciation of the Building or (D) the cost of any capital improvement, alteration, addition, change, replacement, equipment, extraordinary repair or other item which under generally accepted accounting principles is properly classified as a capital expenditure, except for capital expenses required by any law taking effect after the date hereof with which the Building or Premises is required to comply or improvements which materially benefit all tenants in the Building, whether by reduction in Operating Costs or otherwise, in all of which cases the costs thereof shall be included in Operating Expenses for the calendar year in which the costs are incurred and subsequent calendar years on a straight line basis amortized over the useful life thereof as reasonably determined by Landlord with an interest factor equal to the rate of interest actually incurred by Landlord in making said expenditure.

                           The term "Operating Cost" shall also exclude: (i)
salaries, wages, fringe benefits and other direct and indirect costs of executives, principals, and other employees of Landlord or Landlord's management agent not involved in the operations of the Building or Common Facilities; (ii) base rent, additional rent or other rents, fees, charges or penalties payable under any ground lease or superior lease affecting the Building; (iii) leasehold improvements or improvements of a capital nature made to a tenant space other than the Premises; (iv) any expansion of the rentable area of the Building; (v) costs, expenses or charges properly chargeable or attributable to a particular tenant or tenants; (vi) efforts to lease portions

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of the Building or to procure new tenants for the Building, including advertising expenses and attorneys' fees and expenses; (vii) negotiations or disputes with any tenants of the Building; (viii) except for permitted deductible amounts under insurance policies, repairs and replacements arising out of a covered peril or any exercise of eminent domain affecting the Building;
(ix) costs and expenses, including, but not limited to all fines, penalties and attorneys' fees, arising out of or in connection with the material breach or violation of applicable law, this Lease, any other lease of space located in the Building, or any other obligation, by Landlord, agents, employees or contractors; (x) compensation paid to employees or other persons in connection with commercial concessions operated by Landlord or on Landlord's behalf; (xi) the cost of obtaining or replacing sculptures, paintings or other fine art;
(xii) any items with respect to which Landlord receives reimbursement from insurance proceeds or from one or more third parties; (xiii) any fees or other compensation paid to affiliates of Landlord for goods or services, to the extent the same exceed charges for comparable goods or services of comparable quality from reputable unaffiliated third parties; (xiv) contributions to political or charitable organizations; (xv) cost of monitoring, removing, remediating or dealing with any contamination of all or any portion of the Premises, the Building or any underlying soil or ground water by environmentally hazardous substances where such contamination occurred prior to the date of this Lease;
(xvi) costs of any "over-standard" utility or other services furnished to any tenant of the Building (including Tenant), such as after-hours heating, ventilating and air-conditioning or electrical service in excess of building standard where such costs are individually billed to the tenant receiving such services; (xvii) any bad debt loss, expense or reserve or any rent loss; (xviii) mark-ups on utilities in excess of Landlord's costs therefor; and (xix) cost of compliance by Landlord with applicable laws existing as of the date of this Lease where such compliance costs involves a capital expenditure; and (xx) costs of repair or other work necessitated by the gross negligence or willful misconduct of Landlord or its agents, employees or contractors.

                           At any time or times after the Base Year Landlord may
submit to Tenant an estimate of the increase of the Operating Costs and within thirty (30) days after the delivery of such statement, and each month thereafter, Tenant will pay to Landlord, as additional monthly rent, an amount equal to one-twelfth (1/12) of the amount determined to be Tenant's Allocated Share of such increase. Within ninety (90) days after the expiration of each calendar year in which Tenant's monthly rent is increased pursuant to this paragraph, Landlord shall submit a statement showing the determination of the total increase and Tenant's proportionate share of such increase. If such statement shows that Tenant's monthly payments pursuant to this paragraph exceeded Tenant's share of Landlord's actual increase incurred for the preceding calendar year, then Tenant shall deduct such overpayment from its next two payments of monthly rent and Landlord shall promptly reimburse any excess amount. If such statement shows that Tenant's share of Landlord's actual increase exceeded Tenant's monthly payments for the preceding calendar year, then Tenant shall pay the total amount of such deficiency to Landlord. Such deficiency shall constitute additional rent hereunder due and payable with the first monthly installment of Rent due after rendition of said statement, or if payments have been accelerated pursuant to Section 15 below, within ten (10) days after rendition of such statement. In the event that the Lease Expiration Date is not December 31st, the increase to be paid by Tenant for the calendar year in which the Lease Expiration Date occurs shall be determined by multiplying the amount of Tenant's share thereof for the full calendar year by a fraction with the

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number of days during such calendar year prior to the Lease Expiration Date as the numerator and 365 as the denominator.

                           Tenant shall have the right to audit Landlord's books
and records concerning the statement within the six month period following receipt at a mutually convenient time at Landlord's offices.

                  (c) Demand; Time. Each of the foregoing amounts of Rent shall be paid to Landlord without demand and without deduction, set-off or counterclaim on the first (1st) day of every month during the Term of this Lease. If Landlord shall at any time or times accept Rent after it shall become due and payable, such acceptance shall not excuse a delay upon subsequent occasions, or constitute, or be construed as, a waiver of any or all of Landlord's rights hereunder.

                  (d) Base Expense Adjustments. In the determination of the Base Real Estate Taxes and the Base Operating Expenses Landlord shall make appropriate adjustments to the actual costs in order to reflect what the base expenses would have been if the Building were 95% occupied if in the base year average occupancy was less than 95%.

                  (e) Security Deposit. Tenant shall deposit with Landlord on the execution and delivery of this Lease the Security Deposit for the performance of Tenant's obligations under this Lease, including without limitation, the surrender of possession of the Premises to Landlord as herein provided. If Landlord applies any part of the Security Deposit to cure any default of Tenant, Tenant shall on demand deposit with Landlord the amount so applied so that Landlord shall have the full Security Deposit on hand at all times during the Term of this Lease. Landlord, in the event that the Premises are sold, shall transfer and deliver the Security Deposit, as such, to the purchaser of the Premises and shall notify Tenant thereof, and thereupon Landlord shall be discharged from any further liability in reference thereto. Within ninety (90) days following expiration of the Term, Landlord shall return the security deposit to Tenant, without interest, less the amount applied by Landlord under the terms hereof.

         4. Use of Premises. Tenant will use and occupy the Premises solely for the Permitted Use and then only in accordance with the uses permitted under applicable zoning and other governmental regulations; without the prior written consent of Landlord the Premises will be used for no other purpose. Tenant will not use or occupy the Premises for any unlawful purpose and will comply with all present and future laws, ordinances, regulations, and orders of the United States of America and any other public or quasi-public authority having jurisdiction over the Premises or the Common Facilities. Landlord represents and warrants to Tenant that as of the Lease Commencement Date, to Landlord's knowledge (a) Landlord has received no notice of material violation of any applicable law, there are no recorded restrictive covenants or conditions which materially and adversely affect Tenant's rights under this Lease; (b) the applicable zoning classification for the Building permits general office use; and (c) the Premises will not be subject to any leases, subleases, tenancies or agreements which will prohibit the use of the Premises for the Permitted Use.

         5.       Common Facilities.

                  (a) The Common Facilities shall at all times be subject to the exclusive control and management of Landlord. Landlord shall have the right to establish, modify and enforce reasonable rules and regulations with respect to the Common Facilities; to change the areas, locations and arrangements of Common Facilities; to enter into, modify and terminate easement and other agreements pertaining to the use and maintenance of the Common Facilities; to construct surface or elevated parking areas and facilities; to establish and change the level of parking surfaces; to establish, modify and enforce rules, regulations and fees for parking facilities provided by Landlord, if any; to close all or any portion of such parking areas or other Common Facilities to such extent as may, in the opinion of Landlord, be necessary to prevent a dedication thereof or the accrual of any rights to any person or to the public therein; to close temporarily any or all portions of the said areas or facilities; and to do and perform such other acts in and to said areas and improvements as Landlord, in the exercise of good business judgment, shall determine to be advisable.

                  (b) Landlord reserves the right in its sole discretion to change, rearrange, alter, modify, reduce or supplement any or all of the Common Facilities so long as adequate facilities in common are made available to the Tenant. "Adequate facilities" shall be those designated in Landlord's sole, but reasonable judgment.

         6.       Service and Utilities

                  (a) Landlord will furnish air-conditioning during the seasons of the year when air-conditioning is required and heat during the seasons of the year when heat is required. Landlord will supply reasonably adequate water, exterior window cleaning, char and janitorial service (done after 5:30 PM Monday through Friday, only (except legal holidays)) and such other building service as are required in Landlord's sole but reasonable judgment. Landlord shall not be obligated to provide janitorial service if Tenant refuses entry to the cleaning staff after 5:30 PM. Landlord will also provide elevator service by means of automatically-operated elevators. Landlord shall have the right to remove elevators from service if required for moving freight, or for servicing, maintaining or constructing the Building. Landlord will not be responsible for the failure of the air-conditioning system if such failure results from the occupancy of the Premises with more than an average of one person for each 150 usable square feet or if Tenant installs and operates machines and appliances the installed electrical load of which when combined with the load of all lighting fixtures exceeds the capacity for which the Premises was designed. If due to use of the Premises or rearrangement of partitioning after the initial preparation of the Premises interference with normal operation of the air-conditioning in the Premises results, necessitating changes in the air-conditioning system servicing the Premises, such changes shall be made by Landlord upon written notice to Tenant at Tenant's sole cost and expense. Tenant agrees to lower and close window coverings when necessary because of the sun's position whenever the air-conditioning system is in operation and Tenant agrees at all times to cooperate fully with Landlord and to abide by all the Rules and Regulations which Landlord may prescribe for the proper functioning and protection of the air-conditioning system.

                  (b) Landlord shall furnish the electric energy that Tenant shall require in the Premises as the same have been improved pursuant to the Work Letter. Landlord represents and warrants that the electrical system serving the Premises shall be in good working order as of the

Lease Commencement Date, shall be maintained in such condition during the Term and shall be sufficient to accommodate the contemplated use of the Premises as the same are improved in accordance with the Work Letter. Tenant shall pay to Landlord as Additional Rent the cost of all electric energy furnished to Tenant at the Premises, other than for heating and air-conditioning purposes. Additional Rent for such electric energy shall be calculated and payable as follows:

                           The electric service charges shall equal the cost to
Landlord, including rate increases as provided for in this Section, of the estimated use of electrical energy (other than for heat and air conditioning) so determined. Tenant shall pay Landlord the cost of electric energy, on a monthly basis, as Additional Rent, calculated on the basis of the Electrical Service Cost Amount. Actual usage shall be determined by a submeter and Landlord shall annually adjust the Electric Service Amount accordingly. Following the end of each Lease Year, Landlord shall send to Tenant a statement of the actual electric cost for the prior lease year showing Tenant's Allocated Share of such cost due from Tenant. In the event the amount prepaid by Tenant exceeds the amount that was actually due based upon actual year end cost, then Landlord shall credit an amount equal to the overcharged payment or payments of Additional Rent next coming due hereunder. In the event Landlord has undercharged Tenant, then Landlord shall provide Tenant with an invoice stating the additional amount due, which amount shall be paid in full by Tenant within twenty (20) days of receipt. Tenant acknowledges and agrees that upon termination or sooner expiration of this Lease, Tenant shall remain liable for Tenant's Allocated Share of its electric cost notwithstanding the fact that the statement is delivered after the termination or sooner expiration of this Lease.

                           Tenant's use of electric energy in the Premises shall
not at any time exceed the capacity of any of the electrical conductors and equipment serving the Premises. In order to insure that such capacity is not exceeded and to avoid possible adverse effect upon the electric service to the Building, Tenant shall not, without Landlord's prior written consent in each instance, connect any additional fixtures, appliances or equipment to the electric distribution system or make any alteration or addition to the electric system of the Premises existing on (or planned by Tenant and disclosed to Landlord as of) the Commencement Date. If Tenant furnishes Landlord a sufficiently detailed description of Tenant's proposed electrical equipment and the capacity thereof prior to Commencement Date and in accordance with the requirements of Exhibit B, completion of Improvements, attached hereto (the "Work Letter"), Landlord agrees to review Tenant's proposal and not to unreasonably withhold prior approval to that proposal within a reasonable time after its submission provided that such plans do not require the provision of additional electrical capacity by the utility serving the Building. If Landlord consents, all additional risers or other equipment required shall be provided by Landlord at Tenant's sole cost and expense and paid for by Tenant upon Landlord's demand. As a condition to granting such consent, Landlord, at Tenant's sole expense, may cause a new survey to be made of the use of electric energy (other than for heating and air-conditioning) in order to calculate the potential additional electric energy to be made available to Tenant based upon the estimated additional capacity of such additional risers or other equipment. When the amount of such increase is so determined and the estimated cost thereof is calculated, the amount of monthly Additional Rent payable pursuant to this Section shall be adjusted to reflect the additional costs and shall be payable as herein provided.

                           If there is an increase or decrease in the rate
schedule (including surcharges or demand adjustments) of the public utility for the supply of electrical service to the Building or the imposition of any tax with respect to such service or increase in any such tax following the Commencement Date, the Additional Rent payable hereunder shall be adjusted equitably to reflect the increase or decrease in rate or imposition or increase in the aforesaid tax.

                  (c) Landlord shall provide cleaning and janitorial service in accordance with the cleaning specifications attached hereto as Exhibit "D".

                  (d) All services and utilities provided by Landlord shall be provided during normal hours of operation of the Building (except char and janitorial services which are described above), which are 7:30 AM to 5:30 PM Monday through Friday (except legal holidays) and 9:00 am to 12:00 noon on Saturday. Otherwise, there are no normal hours of operation of the Building on Saturdays, Sundays or legal holidays and Landlord shall not be obligated to maintain or operate the Building at such times unless special arrangements are made by Tenant. Landlord will furnish all services and utilities required by this Lease only during the normal hours of operation of the Building, unless otherwise specified herein. One automatically operated elevator shall be subject to call at all times. If Tenant requires air-conditioning or heat beyond the normal hours of operation set forth herein and provided arrangements are made with the Landlord's agent, Landlord will furnish such air-conditioning or heat if the Tenant agrees to pay for the same with the next monthly installment of rent in accordance with the then-current schedule of costs and assessments therefor, which such schedules shall be published from time to time by Landlord and furnished to Tenant. As of the Commencement Date, the hourly charge is $45.00. Landlord shall not be liable for failure to furnish, or for delays, suspensions or reductions in furnishing, any of the utilities or services required to be performed by Landlord caused by "Force Majeure" events.

         7.       Completion of Improvements.

                  (a) Before the Lease Commencement Date, Landlord will prepare the Premises for occupancy by Tenant in the manner and on the terms stated in the Work Letter attached hereto as Exhibit "B".

                  (b) Landlord shall be excused for the period of any delay and shall not be deemed in default with respect to the completion of the foregoing improvements or the construction of the Building when prevented from so doing by a "Tenant Delay" or any other reasons of Force Majeure, which shall include, without limitation, all labor disputes, civil commotion, warlike operations, invasions, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire or other casualty, accident, moratorium, quarantine, police action, inability to obtain any material, services, labor or permits, weather, acts of God, or any other similar cause.

         8. Covenants of Tenant. Tenant will (at Tenant's sole cost and expense):

                  (a) pay to Landlord all amounts due as Basic Rent and Additional Rent; and pay to Landlord: (i) the Late Charge on all overdue installments of Basic Rent and on all overdue payments of Additional Rent or other sums payable to Landlord under this Lease. Tenant acknowledges and agrees that the purpose of the Late Charge is to compensate Landlord for its costs in collecting the same and is a liquidated amount; and (ii) in addition to the Late Charge, interest, at the Overdue Interest Rate on all overdue installments of Basic Rent from five (5) days following the due date thereof to and including the date of payment and on all payments of Additional Rent or other sums payable to Landlord hereunder from five (5) days following the date of demand therefor to and including the date of payment;

                  (b) keep the Premises in good order and repair, reasonable wear and tear excepted;

                  (c) surrender the Premises at the end of this Lease in the same condition in which Tenant has agreed to keep it during the Term hereof;

                  (d) be responsible for the maintenance of all plumbing and other fixtures in and serving only the Premises, whether installed by Landlord or by Tenant;

                  (e) be responsible (except to the extent provided in Section 13, below) for repairs and replacements to the Premises and the Building made necessary by reason of damage thereto caused by Tenant or its agents, servants, invitees or employees;

                  (f) comply with all laws and all enactments and regulations of any governmental authority relating or applicable to Tenant's occupancy of the Premises, and hold Landlord harmless from all consequences for failure to do so;

                  (g) promptly notify Landlord of any damage to or defects in the Premises, and of any injuries to persons or property which occur therein;

                  (h) pay for any alterations, improvements or additions to the Premises and any light bulbs, tubes and other non-standard Building items made by or for Tenant, and allow no lien to attach to the Building with respect to any of the foregoing;

                  (i) comply with the rules and regulations set forth in Exhibit C hereto and with all reasonable changes in and additions to them, notice of which is given by Landlord to Tenant (such rules and regulations are and all such changes and additions will be part of this Lease); and

                  (j) comply with all reasonable recommendations of Landlord's or Tenant's insurance carriers relating to layout, use and maintenance of the Premises.

         9.       Negative Covenants of Tenant. Tenant will not:

                  (a) damage the Premises or any other part of the Building, or use any part of the Building not designated for use by Tenant except as such right is given by special written arrangement apart from this Lease;

                  (b) bring into or permit to be kept in the Premises any dangerous, explosive or obnoxious substances;

                  (c) have property of substantial size or quantity delivered to or removed from the Premises without first making arrangements reasonably satisfactory to Landlord;

                  (d) bring into the Premises or use any furniture or equipment that might be harmful thereto or harmful or annoying to others in the Building, or place any weight in the Premises beyond its safe carrying capacity;

                  (e) install any equipment of any kind or nature which will or might necessitate changes, replacements or additions to, or in the use of, the water system, heating system, plumbing system, air conditioning system or electrical system of the Premises or the Building;

                  (f) paint, affix or display in any other manner on any portion of the outside or inside of the Building, any sign, advertisement or notice except those on the directories and doors of offices, and then only those approved by Landlord as to place, number, size, color and style; or

                  (g) conduct itself or permit its agents, servants, employees, guests or visitors to conduct themselves in a manner which in Landlord's judgment is improper or unsafe.

         10. Tenant's Actions Requiring Landlord's Consent. Without the prior written consent of Landlord, Tenant will not:

                  (a)      Use the Premises other than for the Permitted Use;

                  (b) voluntarily or involuntarily assign, mortgage or pledge this Lease or sublet all or any part of the Premises, except in strict compliance with the provisions of Section 17, below;

                  (c) alter, improve or add to the Premises except that Tenant shall have the ability to make non-structural alterations up to $15,000 in the aggregate per lease year without Landlord's consent, provided the same do not affect any Building systems (all alterations improvements, additions and fixtures will belong to Landlord and remain in the Premises at the end of the Lease except that if Landlord, at the time when Tenant requests Landlord's consent for such alterations, asks in writing that any of the same be removed, Tenant will do so and will restore or repair any damage to the Premises caused by such installation or removal, all at its expense). If Landlord shall consent to such alteration, improvements or additions by Tenant, such consent shall not be deemed to be any agreement or consent by Landlord pursuant to N.J.S.A.
Section 2A:44-68 or any successor statute thereto, to subject Landlord's interest in the Premises, Building or Land to any mechanics' or materialmens' lien which may be filed in respect to such alterations, improvements or additions under by or on behalf of Tenant.

                  (d) remove any of Tenant's property from the Premises except such as can be carried by Tenant and as would be reasonable and customary for persons occupying similar space to remove.

                  Landlord's consent as to the matters covered by subparagraphs
(c) and (d) above shall not be unreasonably withheld.

         11.      Covenants of Landlord.

                  (a) Quiet Enjoyment. Landlord covenants that it has the right to make this Lease for the Term, and that if Tenant shall pay the rent and perform all of the covenants, terms, conditions and agreements of this Lease to be performed by Tenant, Tenant shall freely, peaceably and quietly occupy and enjoy the Premises without interference by Landlord or any party claiming through or under Landlord, except for the provisions of paragraph (b) hereof.

                  (b) Reservation. Landlord reserves to itself and its successors and assigns (whether acting itself or through persons authorized by it) the following rights (all of which are hereby consented to by Tenant). Landlord may exercise these rights from time to time without notice and without liability to Tenant for damage or injury to property, persons or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for set off or abatement of Rent or otherwise affecting Tenant's obligations hereunder:

                           (i)      To decorate and to make repairs,
alterations, additions, changes or improvements, whether structural or otherwise, in and about the Building or any part thereof and for such purposes to enter upon the Premises, and during the continuance of any such work, to temporarily close doors, entryways, common areas, public space and corridors in the Building, to interrupt or temporarily suspend Building Services and facilities and to change the arrangement and location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets, or other public parts of the Building, so long as the Premises are reasonably accessible and Tenant is not unreasonably disturbed in use or possession thereof.

                           (ii)     To have and retain paramount title to the
Premises free and clear of any act of Tenant purporting to burden or encumber the Premises.

                           (iii)    To grant to anyone the exclusive right to
conduct any business in or render any service to the Building, provided such exclusive right shall not operate to exclude Tenant from the Permitted Use.

                           (iv)     To prohibit the placing of vending or
dispensing machines of any kind in or about the Premises without the prior written permission of the Landlord.

                           (v)      To have access for Landlord and other
tenants of the Building to any mail chutes located on the Premises according to the rules of the United States Postal Service.

                           (vi)     To take all such reasonable measures as
Landlord may deem advisable for the security of the Building and its occupants, including, without limitation, the search of persons entering or leaving the Building, the evacuation of the Building for cause, suspected cause, or for drill purposes, the temporary denial of access to the Building, and the closing of the Building after normal business hours and on Saturdays, Sundays and holidays, subject, however, to Tenant's right to admittance when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time-to-time which may include, by way of example but not limitation, that persons entering or leaving the Building, whether or not during normal business hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Building.

                           (vii)    To enter the Premises to perform Landlord's
covenants under this Lease, to exercise Landlord's remedies under this Lease, to ascertain if Tenant is in compliance with its covenants under this Lease, to inspect the Premises, and to exhibit the Premises to Mortgagees and Lessors and to prospective lenders, purchasers and tenants, provided that Landlord shall use commercially reasonable efforts not to interfere with Tenant's business and shall be responsible for any damage caused by its negligence or willful misconduct..

                           (viii)   To change the name by which the Building is
designated.

                           (ix)     To transfer, assign and convey, in whole or
in part, the Building and any and all of its rights under this Lease, and in the event Landlord assigns its rights under this Lease, Landlord shall thereby be released from any further obligations hereunder, and Tenant agrees to attorn to and look solely to such successor in interest of the Landlord for performance of such obligations.

         12.      Loss, Damage or Injury.

                  (a) Tenant will be responsible for and hereby relieves Landlord from and indemnifies Landlord against all liability by reason of any injury, damage or loss to any person or property which occurs in the Premises or in any other part of the Building, and which is caused wholly or in part by the negligence of Tenant, its agents, servants, invitees or employees. Tenant further releases Landlord from all liability for damage to or loss of any property of Tenant, or any third party which may result from the leakage of water into the Premises, or from any other cause unless resulting from the sole gross negligence of Landlord, its agents or employees.

                  (b) Tenant will not conduct nor permit to be conducted, any activity, nor place any equipment in or about the Premises or the Building or the Common Facilities, which will in any way increase the rate of fire insurance or other insurance on the Building or cause the cancellation or other termination thereof; and if any increase in the rate of fire insurance or other insurance is stated by any insurance company or by the applicable Insurance Rating Bureau to be due to any activity or equipment of Tenant in or about the Premises or the Building or the Common Facilities, such statement shall be conclusive evidence that the increase in such rate is due to such activity or equipment and, as a result thereof, Tenant shall be liable for such increase and shall reimburse Landlord therefor upon demand and any such sum shall be considered Additional Rent due and payable pursuant to Section 3(b), above.

                  (c) Tenant shall carry public liability insurance in a company or companies licensed to do business in the State of New Jersey and carrying a rating reasonably satisfactory to Landlord. Said insurance shall be in minimum amounts approved by Landlord from time to time (as set forth in the rules and regulations attached hereto as Exhibit C), which amounts may be adjusted by at least an amount equal to the amount by which inflation (as measured by the change from the Lease Date to the last day of the month preceding such adjustment in the Consumer Price Index,(CPI-W), 1982-84 Base, Philadelphia-New Jersey as published by the United States Department of Labor (Bureau of Labor Statistics), or if such index is discontinued, its successor, or if no successor is designated, any other index reasonably acceptable to Landlord and Tenant) affects the original insurance limits; shall name Landlord and any mortgagee of the Building or Land as additional insureds, as their interests may appear, and shall contain an endorsement that such policy shall remain in full force and effect notwithstanding that the insured has waived his right of action against any party prior to the occurrence of a loss. If required by Landlord, receipts evidencing payment for said insurance shall be delivered to Landlord at least annually by Tenant. Each policy shall contain an endorsement that will prohibit its cancellation prior to the expiration of thirty (30) days after notice of such proposed cancellation to Landlord.

                  (d) Each party agrees to use its best efforts to include in each of its insurance policies a waiver of the insurer's right of subrogation against the other party, or if such waiver should be unobtainable or unenforceable, an agreement that such policy shall not be invalidated if the assured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty. Each party hereby releases the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property occurring during the term of this Lease and with respect and to the extent to which it is insured under a policy or policies containing a waiver of subrogation or naming the other party as an additional assured.

         13. Restoration of Damage. If the Premises are damaged by fire or other casualty:

                  (a) Landlord will restore the Premises (but not Tenant's property located therein) with reasonable promptness at Landlord's expense, unless

                  (b) the damage to the Building is so extensive that Landlord determines not to restore it, in which event Landlord will so notify Tenant within sixty (60) days after the occurrence of such casualty and this Lease will thereupon terminate. Landlord will not be liable to Tenant for any interruption in use of the Premises which results from damage to any part of the Building, but Rent will be proportionately suspended during any period of time when any part (or all) of the Premises is untenantable.

                  (c) The provisions of this Section 13 shall be considered an express agreement governing any case of damage or destruction of the Premises by fire or other casualty, and any law of the State of New Jersey providing for such a contingency in the absence of an express agreement and any other law of like import, now or hereafter in force, shall have no application in such case.

         14. Condition of Leased Space. Landlord leases the Premises in its condition when the Term begins and without any representation with respect to it or any duty to repair or alter it, except as to punch-list items.

         15.      Default by Tenant.

                  (a) Each of the following shall constitute an event of default (an "Event of Default") hereunder:

                           (i)      If Tenant fails to pay when due all amounts
due hereunder, including without limitation, Basic Rent and Additional Rent, within five (5) days after written notice of any such failure has been given by Landlord (provided that with respect to Basic Rent, no such notice shall be required to be given more frequently than once during any-six month period); or

                           (ii)     If Tenant fails to perform any of its other
obligations hereunder within twenty (20) days after written notice of any such failure has been given by Landlord; or

                           (iii)    If Tenant abandons or vacates the Premises
or removes therefrom all or substantially all of its property without having given Landlord fifteen (15) days prior written notice thereof; or

                           (iv)     If Tenant files a petition commencing a
voluntary case under the Federal Bankruptcy Code (Title 11 of the United States
Code), as now or hereafter in effect, or under any similar law, or files a petition in bankruptcy or for reorganization or for an arrangement pursuant to any state bankruptcy law or any similar state law; or

                           (v)      If an involuntary case against Tenant as
debtor is commenced by a petition under the Federal Bankruptcy Code (Title 11 of the United States Code), as now or hereafter in effect, or under any similar law; or a petition or answer proposing the adjudication of Tenant as a bankrupt or its reorganization pursuant to any state bankruptcy law or any similar law shall be filed in any court and shall not be dismissed, discharged or denied within sixty (60) days after the filing thereof, or if Tenant shall consent or acquiesce in the filing thereof; or

                           (vi)     If a custodian, receiver, trustee or
liquidator of Tenant or of all or substantially all of Tenant's property or of the Premises shall be appointed in any proceedings brought by Tenant; or if any such custodian, receiver, trustee or liquidator shall be appointed in any proceedings brought against Tenant and shall not be discharged within sixty (60) days after such appointment; or if Tenant shall consent to or acquiesce in such appointment; or

                           (vii)    If Tenant shall become insolvent under the
Federal Bankruptcy Code or under any similar law or shall consent to an assignment for the benefit of creditors.

                  (b) If Tenant commits an Event of Default hereunder, then Landlord will have the right to do once or more often any one or more of the following:

                           (i)      declare due and payable and sue to recover
all unpaid Rent and all Rent for the unexpired Term of this Lease and all costs and commissions provided or permitted by law, together with the unamortized cost of the improvements to the Premises performed by Landlord or reimbursed by Landlord to Tenant under the Work Letter. In the event Landlord has granted Tenant any concessions in the making of this lease (including, by way of illustration and not limitation, free Basic Rent, excess Tenant improvement allowances, moving allowances or other payments or credits to or on behalf of Tenant, collectively, "Concessions") all such Concessions shall be due and payable in full to Landlord and collectible as Rent, notwithstanding any other provision herein or in any Rider hereto to the contrary.

                           (ii)     declare this Lease ended;

                           (iii)    lease all or any part of the Premises to any
other person with or without first altering the same; and

                           (iv)     regain possession through summary dispossess
proceedings or through any other lawful manner.

                  (c) If a default by Tenant not involving the payment of money occurs and is of such a nature that it cannot reasonably be cured within ten (10) days after written notice as aforesaid, Landlord will not exercise any right, power or remedy hereunder so long as Tenant is proceeding with due diligence, in good faith and with continuity to complete the curing of such default, provided in all cases that the default is completely cured with sixty
(60) days after such written notice, and if not so cured within such 60-day period then Landlord shall be fully empowered to exercise any right, power or remedy hereunder.

         16. Eminent Domain. If all or part of the Building is taken or condemned for public use (or if Landlord elects to convey title to the condemnor by a deed in lieu of condemnation), then at the option of Landlord this Lease will end as of the date title vests in the condemnor and rent will abate for the Premises. Tenant will have no claim against Landlord or the condemnor as a result of such condemnation or conveyance except to the extent that an award shall specifically include an amount in respect of Tenant's moving expenses.

         17.      Assignment and Subletting.

                  (a) In the event Tenant desires to assign this Lease or sublet the Premises or any part thereof, Tenant shall give Landlord written notice of such desire at least ten (10) days in advance of the date on which Tenant desires to enter into such assignment or sublease. Landlord shall then have a period of thirty (30) days following receipt of such notice within which to notify Tenant in writing that Landlord elects any of the following options (which options shall be within the sole and absolute discretion of Landlord):
(i) to terminate this Lease as to the space affected by the proposed assignment or sublease as of the date specified by Tenant, in which event Tenant will be relieved of all further obligations hereunder after such date as to such space;

or (ii) to permit Tenant to assign or sublet such space subject, however, to subsequent written approval of the proposed assignee or sublessee by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, that if the rental rate agreed upon between Tenant and its sublessee is greater than the rental rate payable under this Lease, then fifty percent (50%) of such excess rental after deducting therefrom any costs incurred by Tenant in connection with such rental and each installment thereof) shall be paid by Tenant to Landlord as Additional Rent hereunder within five (5) days of Tenant's receipt thereof.

                  (b) In respect of the foregoing: (i) no assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease;
(ii) any attempted assignment or sublease by Tenant in violation of the terms and conditions of this Section 17 shall be void; and (iii) the provisions of this Section 17 shall apply fully to any subsequent assignment or subletting by an assignee or sublessee.

                  (c) Notwithstanding anything in this Lease to the contrary, Tenant may assign this Lease or sublease the Premises to (i) any entity that controls, is controlled by or is under common control with Tenant; or (ii) any entity resulting from the merger or consolidation with Tenant or any entity that acquires substantially all of the assets of Tenant, provided the financial condition of the resulting entity is satisfactory to Landlord, in Landlord's reasonable judgment. Landlord's consent shall not be required to the foregoing events provided Landlord has been given fifteen (15) days prior written notice thereof.

         18.      Extension of Term; Waiver; Holding Over.

                  (a) This Lease will end at the conclusion of the Term. Tenant waives, to the extent permissible under law, all rights to receive any notice to quit the Premises upon termination of this Lease (whether on conclusion of the Term or any renewal thereof or on earlier termination following a default by Tenant).

                  (b) If Tenant retains possession of the Premises or any part thereof after termination of this Lease by expiration of the Lease Term or otherwise, Tenant shall pay Landlord: (i) as agreed liquidated damages (and not as a penalty) for such wrongful retention alone, an amount, calculated on a per diem basis for each day of such wrongful retention, equal to twice the annual Basic Rent and the Additional Rent for the time Tenant thus remains in possession, and (ii) all other damages, costs and expenses sustained by Landlord directly by reason of Tenant's wrongful retention. Without limiting any rights and remedies of Landlord resulting by reason of the wrongful holding over by Tenant, or creating any right in Tenant to continue in possession of the Premises, all of Tenant's obligations with respect to the use, occupancy and maintenance of the Premises shall continue during such period of wrongful retention.

         19. Delays in Exercising Rights. No delay or omission by Landlord or Tenant in exercising any right upon any default by the other will impair any such right or be construed as a waiver of any such default or an acquiescence in it. No waiver of any default will affect any later default or impair any rights of Landlord or Tenant with respect thereto. No single, partial or full exercise of any right by Landlord or Tenant will preclude other or further exercise thereof.

         20. Subordination; Attornment. This Lease and all rights of Tenant hereunder are and shall be subject to and subordinate in all respects to all present and future ground leases, overriding leases and underlying leases of the Premises, Building or the Land and to all mortgages and building loan agreements, including leasehold mortgages and building loan mortgages, which may now or hereafter affect the same, to each and every advance made or to be made under such mortgages, and to all renewals, modifications, replacements and consolidations of such mortgages. This Section 21 shall be self-operative and no further instrument of subordination shall be required. If the holder of a superior mortgage shall succeed to Landlord's estate in the Building or the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a deed or otherwise, then at the election of such party so succeeding to Landlord's rights (herein sometimes called "successor landlord"), Tenant shall attorn to and recognize such successor landlord as Tenant's landlord under this Lease, and shall promptly execute and deliver any instrument that such successor landlord may reasonably request to evidence such attornment. Tenant hereby irrevocably appoints such successor landlord as Tenant's attorney-in-fact to execute and deliver such instrument for and on behalf of Tenant. Tenant hereby waives any right Tenant may have under any present or future law to terminate this Lease or surrender the Premises by reason of the institution of any action to foreclose a superior mortgage, and this Lease shall not be affected by any such action unless and until the holder of the superior mortgage elects in such proceeding or action to terminate this Lease. Landlord covenants and agrees to use commercially reasonable efforts to secure for the benefit of Tenant a non-disturbance agreement (in the Lender's standard form) from the holder of any mortgage now or hereafter encumbering the Building.

         21. Limitation of Liability. Tenant shall look only to Landlord's interest in the Building and the Land for the satisfaction of Tenant's remedies for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord under this Lease, and no other property or other assets of Landlord or any person owning an interest in Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use and occupancy of the Premises.

         22.      Environmental Matters.

                  (a) Hazardous Wastes. Tenant shall not engage in operations at the Premises which involve the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of Hazardous Substances as defined under the Industrial Site Recovery Act, N.J.S.A. 13:lK-6, et seq., ("ISRA"), provided Tenant shall be permitted to store and handle ordinary office supplies and cleaning and maintenance materials consistent with its Permitted Use. Tenant further covenants that it will not cause or permit to exist the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping from, on or about the Building or the Land any Hazardous Substance.

                  (b) ISRA Compliance. Within sixty (60) days following the expiration or earlier termination of this Lease, Tenant shall obtain and provide to Landlord either (i) a letter from the New Jersey Department of Environmental Protection ("NJDEP") stating that ISRA is not applicable to the expiration or earlier termination of this Lease ("Letter of Non-Applicability"); or (ii) an approved Negative Declaration or No Further Action Letter (as defined under ISRA). If Tenant is unable to obtain either a Letter of Non-Applicability, Negative Declaration or No Further Action Letter, then Tenant shall apply for and enter into a Remediation Agreement (as defined under ISRA), which Remediation Agreement shall provide for Tenant as the sole party responsible for compliance with the Remediation Agreement and for obtaining a No Further Action Letter thereunder. The obligations of Tenant under the Remediation Agreement, shall not affect the indemnity obligations of Tenant and Landlord under this Section 22, except for Landlord's indemnity obligations as set forth in this Section 22. Tenant shall defend, indemnify and hold harmless Landlord from and against any and all claims, suits, damages, liabilities, orders, notices of violation, costs, expenses (including, but not limited to, attorney's fees and consultant fees), fines and penalties arising from or related to Tenant's breach of paragraph (a) or from the performance under the Remediation Agreement.

                  Tenant's obligations under this paragraph shall also arise if there is any closing, terminating or transferring of Tenant's operations at the Premises that trigger the requirements of ISRA. Upon Landlord's request, Tenant shall promptly provide all information reasonably required by Landlord for preparation of Non-Applicability Affidavits, and shall promptly sign such Affidavits when requested by Landlord, provided the terms of such Affidavit are reasonably satisfactory to Tenant. Tenant's failure to abide by the terms of this paragraph shall be subject to equitable relief.

                  (c) Environmental Reports. With respect to Tenant's occupancy of the Premises, Tenant shall promptly provide Landlord with any material notices, correspondence and submissions made by Tenant to or to Tenant from NJDEP, the United States Environmental Protection Agency (EPA), the United States Occupational Safety and Health Administration (OSHA), or any other local, state or federal authority which requires submission of any information concerning environmental matters or hazardous wastes or hazardous substances.

                  (d)      Conditions Precedent to Assignment and Sublease.

                           As a condition precedent to Tenant's right to
sublease the Premises or to assign the Lease, Tenant shall have received from NJDEP either (A) a non-qualified approval of Tenant's Negative Declaration or
(B) a Letter of Non-Applicability. If this condition shall not be satisfied, the Landlord shall have the right to withhold consent to a sublease or assignment.

                  (e) SIC Number. Tenant represents and warrants that its SIC Number set forth in the Basic Lease Provisions is true and correct.

                  (f) Landlord's Right to Perform. In the event of Tenant's failure to comply in full with this Section 22, Landlord may, at its option following written notice to Tenant, perform any and all of Tenant's obligations as aforesaid and all costs and expenses incurred by Landlord in the exercise of this right shall be deemed to be Additional Rent payable in accordance with paragraph 3, above.

                  (g) Landlord's Indemnification.. Landlord shall defend, indemnify and hold harmless Tenant from and against any and all claims, suits, damages, liabilities, orders, Notices of Violation, costs, expenses (including, but not limited to, attorney's fees and consultant fees), fines and penalties arising from or related to (i) hazardous substances existing on the Lease Commencement Date on, in, under or from the Building or Land on which the Building is located; and (ii) any hazardous substances released, spilled, leaked, pumped, poured, emitted, emptied or dumped by Landlord on in, under or from the Building or the Land on which the Building is located.

                  (h) Survival of Obligations. The parties' obligations under this Section 22 shall survive the expiration or sooner termination of this Lease.

         23.      INTENTIONALLY DELETED.

         24.      Miscellaneous.

                  (a) No Representations by Landlord. Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representations or promises with respect to the Premises or the Building except as herein expressly set forth, and no rights, privileges, easements or licenses are acquired by Tenant except as herein expressly set forth. Tenant, by taking possession of the Premises, shall accept the same "as is," and such taking of possession shall be conclusive evidence that the Premises and the Building are in good and satisfactory condition at the time of such taking of possession. If, prior to taking possession of the Premises Tenant inspects the Premises and discovers any defects in the Premises or violations of the building code or other applicable law, Tenant shall immediately notify Landlord in writing of such defect or violation, and Landlord shall have sixty (60) days to cure such defect or violation, which period may be extended if such defect or violation cannot be cured in such sixty (60) day period and Landlord has taken appropriate action during such period to cure same.

                  (b) No Partnership. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of Landlord and Tenant.

                  (c) Brokers. Landlord recognizes Broker as the broker procuring this Lease and shall pay Broker a commission therefor pursuant to a separate agreement between Broker and Landlord. Landlord and Tenant each represent and warrant one to another that except as set forth herein neither of them has employed any broker, agent or finder in carrying on the negotiations relating to this Lease. Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold Landlord harmless, from and against any claim or claims for brokerage or other commission arising from or out of any breach of the foregoing representation and warranty by the respective indemnitors.

                  (d) Estoppel Certificates. Tenant agrees, at any time and from time to time, upon not less than fifteen (15) days prior written notice by Landlord, to execute, acknowledge and deliver to Landlord written statements or other documents (i) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), (ii) stating the dates to which the Rent and any other charges hereunder have been paid by Tenant, (iii) stating whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying each such default of which Tenant may have knowledge, (iv) stating that this Lease is subject and subordinate to the lien of any deed of trust, mortgage, or other security instrument which may in the future encumber or affect the Building, and any renewals, extensions, modifications, recastings or refinancing thereof, and that if requested to do so, Tenant will attorn to a secured party or purchaser that succeeds to Landlord's interests as a result of any foreclosure action on the Land or the Building, (v) stating the address to which notices to Tenant should be sent, and
(vi) such other matters relating to this Lease as may be reasonably requested by Landlord or its designee. Any such statement delivered pursuant hereto may be relied upon by any owner of the Building or the Land, any prospective purchaser of the Building or the land, any mortgagee or prospective mortgagee of the Building or the Land or of Landlord's interest in either, or any prospective assignee of any such mortgage.

                  (e) Waiver of Jury Trial. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on or in respect of any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use or occupancy of the Premises, and/or any claim of injury or damage.

                  (f) Notices. All notices or other communications hereunder shall be in writing and shall be deemed duly given if hand delivered (with receipt therefor), or if delivered by certified or registered mail, return receipt requested, first-class postage prepaid, (i) if to Landlord, at the address provided in the Basic Lease Provisions, and (ii) if to Tenant, at the Premises, unless notice of a change of address is given pursuant to the provisions of this Section. If any notice sent by certified and registered mail is returned to the sender by the United States Post Office as undeliverable, notice shall be deemed duly given when mailed.

                  (g) Applicable Law. This Lease shall be construed, governed, and enforced under the laws of the State of New Jersey. It is expressly understood that if any future or present law, ordinance, regulation or order requires an occupancy permit for the Premises, Tenant will obtain such permit at Tenant's own expense.

                  (h) Invalidity of Particular Provisions. If any provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby. Each provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

                  (i) Gender and Number. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution.

                  (j) Benefit and Burden. The provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and each of their respective representatives, successors and assigns. Landlord may freely and fully assign its interest hereunder.

                  (k) Captions. The captions and headings herein are for convenience of reference only and in no way define or limit the scope or content of this Lease or any provision thereof.

                  (l) Joint and Several Liability. If two or more individuals, corporations, partnerships, or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay Rent and perform all other obligations hereunder shall be deemed to be joint and several. In like manner, if the Tenant named in this Lease shall be a partnership or other business association, the members of which are subject to personal liability by virtue of statute or general law, the liability of each such member shall be joint and several.

                  (m) Corporate Tenancy. If Tenant is a corporation, the undersigned officer of Tenant warrants and certifies to Landlord that Tenant is a corporation in good standing and duly organized under the laws of the state in which the Premises are located, or if chartered in a state other than that in which the Premises are located, is a corporation in good standing and duly organized under the laws of such state and is authorized to do business in the state in which the Premises are located. The undersigned officer of Tenant hereby further warrants and certifies to Landlord that he, as such officer, is authorized and empowered to bind the corporation to the terms of this Lease by his signature thereto.

                  (n) Parking. Tenant covenants and agrees to comply with all reasonable rules and regulations which Landlord may hereafter from time to time make to assure use of designated parking spaces on the Land by permitted users. Landlord's remedies under such rules and regulations may include, but shall not be limited to, the right to tow away at the owner's expense any vehicles not parked in compliance with these rules and regulations. Landlord shall not be responsible to Tenant for the non-compliance or breach by any other tenant of said rules and regulations, provided, however, Landlord agrees to use reasonable efforts to enforce such rules and regulations uniformly.

                  (o) Time of Essence. Time shall be of the essence with respect to this Lease and all the attached Exhibits, except as otherwise therein provided.

                  (p) No Option. The submission of this Lease for examination does not constitute a reservation of or option for the Premises, and this Lease becomes effective only upon execution and delivery thereof by Landlord.

                  (q) Price Controls. If at any time during the Term of this Lease, any of Tenant's percentage of increases in Rent or any other charges payable by Tenant hereunder shall be frozen or limited by any local, State or Federal governmental agency or statute, ordinance or regulation to a sum less than that provided for herein, and Landlord shall be prevented from collecting any such portion of Tenant's percentage of increase or any such charge provided for herein, then Landlord shall be entitled to collect so much thereof as shall be permitted by such local, State or Federal governmental agency or statute, ordinance or regulation, and should the additional amounts which Landlord is unable to collect become collectible at a later date, whether prior to or after the termination of this Lease for any reason, then Tenant agrees to pay all such increases to Landlord immediately upon notice from Landlord specifying such amounts. Any statute or statutes of limitations applicable to the collection of such sums or portion thereof shall be tolled as to such portion which is uncollectible from the date on which Landlord is prevented from collecting said sums to the date on which such sums become legally collectible by Landlord.

                  (r) Arbitration. Upon the mutual agreement of Landlord and Tenant, any claim, dispute or other matter in question or calling for mutual agreement between Landlord and Tenant arising out of or relating to this Lease or the breach hereof, shall be decided by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then obtaining. Any arbitration arising out of or relating to this Lease or any breach hereof shall include, by consolidation, joinder or joint filing, any other person not a party to this Lease to the extent necessary for the final resolution of the matter in controversy. This agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law. The award rendered by the arbitrators shall be final and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. Notice of arbitration shall be filed with the American Arbitration Association. Any agreement for arbitration shall be made within a reasonable time after the claim, dispute or other matter has arisen and in no event shall it be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter would be barred by the applicable statute of limitations. Unless otherwise agreed in writing by Landlord, Landlord and Tenant shall continue to perform their obligations under this Lease in accordance with Landlord's interpretation of the claim, dispute or other matter during any arbitration proceedings until final resolution thereof. The venue for arbitration or litigation with respect to all claims, controversies and disputes arising out of or relating to this Lease or any breach hereof shall be the county in which the Land and Building are located.

                  (s) Entire Agreement. This Lease contains and embodies the entire agreement of the parties hereto, and no representations, inducements or agreements, oral or otherwise, between the parties not contained in this Lease shall be of any force or effect. This Lease may not be modified, changed or terminated in whole or in part in any manner other than by an agreement in writing duly signed by both parties hereto.

         IN WITNESS WHEREOF, the undersigned have executed and delivered this Lease as of the date first above written.

                                         LANDLORD:

Witness/Attest:                          PEREGRINE INVESTMENT PARTNERS - I,
                                          A PENNSYLVANIA LIMITED PARTNERSHIP

                                         By: Berwind Realty Services,Inc.
/s/
--------------                           By:
                                            ------------------------------------
                                             Samuel J. Jones
                                             Vice President

                                         TENANT:

                                         BARRIER THERAPEUTICS, INC.
Witness/Attest:

/s/                                      By:
------------------                          --------------------

                                  EXHIBIT "A-1"


                      DESCRIPTION OF BUILDING AND PREMISES


         The Building shall mean the real property, and improvements thereon, known as Lot 18.05, Block 5 in Plainsboro, New Jersey as shown on a certain map entitled "Preliminary and Final Plan P.M.U.D. Subdivision of Property of the Trustees of Princeton University" filed 12/1/82 as Map 4512, File 969 in the County of Middlesex, State of New Jersey.

         The Premises shall mean the space shaded in green on the following page

                                  EXHIBIT "A-2"

                          DRAWING SHOWING THE PREMISES

                     (Pursuant to Paragraph 1 of the Lease)

                                    ARBOR 600
                                Third Floor Plan

                               [THIRD FLOOR PLAN]

                                   EXHIBIT "B"

                                   WORK LETTER

                  Reference is made to certain Lease Agreement dated May ______, 2003 (the "Lease") to which this Exhibit is attached and made a part.

         1. Landlord and Tenant agree that Landlord shall construct the Premises in accordance with the plans and general specifications set forth on Exhibit "B-1" at Landlord's sole cost. The Tenant Improvement Work (defined herein) shall be completed by Landlord in good and workmanlike manner, and all systems and equipment included in such work shall be in good working order and functioning in accordance with the operating and design standards described in the Plans. The Tenant Improvement Work shall be guaranteed by Landlord's contractor for a period of one (1) year.

         2. Tenant shall furnish all information for Landlord to prepare complete, finished and detailed architectural and engineering (electrical, mechanical, plumbing and structural, if any) drawings and specifications for Tenant's partition layout, reflected ceiling plan, floor finishes and other installations, for the work to be done by Landlord under this Work Letter ("Tenant Improvement Work"). All such plans and specifications ("Plans") shall be prepared in accordance with the plans and specifications set forth in Exhibit "B-1" and, all information shall be submitted to Landlord as soon as available but not later than May 12,2003, and are expressly subject to Landlord's written approval, which Landlord will not unreasonably withhold or delay. The costs of any design for non-standard installations (i.e. computer rooms, special lighting, custom millwork, soffitted ceilings) shall be for account of Tenant.

         3. Tenant shall have the right to initiate changes to the Plans provided that the actual costs of the change order plus actual general conditions, plus contractor's fee, plus a fee of 5% is paid by the Tenant.

         4. Notwithstanding the date provided in the Lease as the Lease Commencement Date, the Lease Commencement Date shall not commence until Landlord has substantially completed all work by Landlord as set forth in paragraph 2 hereof; as evidenced by issuance of a temporary Certificate of Occupancy; provided, however, that if Landlord shall be delayed in substantially completing said work as a result of any of the following (each a "Tenant Delay"):

                           (a)      Tenant's failure to timely furnish
information for Plans as set forth in paragraph 2 hereof;

                           (b)      Tenant's request for long lead items that
cannot be procured in the time frame necessary;

                           (c)      Tenant's request for changes in drawings,
plans and specifications
that are inconsistent with the Construction Drawings prepared in accordance with Exhibit "B-1"; or

                           (d)      The performance by a person, firm or
corporation employed by Tenant and/or the completion of the work of said person, firm or corporation;

                           (e)      Any act by Tenant or any of its employees,
agents or contractors which materially interferes with or delays completion of Tenant Improvement Work by Landlord;

then Tenant shall be liable for the payment of rent commencing on the Lease Commencement Date set forth in the Basic Lease Provisions which shall be the Lease Commencement Date; except to the extent of the number of days that Landlord's architect determines, in its sole but reasonable judgment, that completion of Tenant Improvement Work by Landlord would not have been completed by the Lease Commencement Date set forth in the Basic Lease Provisions, without the occurrence of the foregoing delays. The number of days that the Lease Commencement Date shall be extended shall be that number of days of delay that is determined by Landlord's architect to be due to the actions of Landlord and Tenant agrees, as its sole remedy, that Tenant shall not be responsible for the payment of rent until the Lease Commencement Date as extended pursuant to the provisions hereof.

         5. Landlord covenants that it will use due diligence and all reasonable efforts to bring to Substantial Completion Tenant Improvement Work under paragraph 2 herein by the Lease Commencement Date set forth in the Basic Lease Provisions, but it is hereby agreed that Landlord shall not be responsible for any delay as a result of any delays resulting from those events denoted in paragraph 4 herein, or any delays arising by reason of Force Majeure (herein defined).

                  For purposes of this Workletter, "Substantial Completion" or "Substantially Complete" shall mean that (a) The Base Building and the Tenant Improvement Work have been substantially completed by Landlord in accordance with the Plans except for minor or insubstantial details of construction, declaration or mechanical adjustment that remain to be done which do not materially adversely affect occupancy of the Premises and the use of the Premises by Tenant for its permitted use (the "Punch List Items"), (b) Landlord has completed construction, alteration and/or installation of all electrical, mechanical, plumbing, heating, ventilating and air conditioning systems for the Premises, (c) Landlord has completed any punch list items which prevent Tenant from commencing Tenant's work, (d) Landlord has delivered to Tenant possession of the Premises free and clear of all tenants and occupants and the rights of either, and (e) Tenant would be eligible to obtain a Temporary Certificate of Occupancy for the Premises, but for the completion of Tenant's work.

                  "Force Majeure" shall mean all labor disputes, civil commotion, war-like operations, invasions, rebellion, hostilities, military or usurped power, sabotage, government regulations or controls, fire or other casualty, fire or other casualty, accident, moratorium, quarantine, police action, inability to obtain any material, services, labor or permits, weather, acts of God, or any other similar cause.

         6. Subject to compliance with Section 10 of the Lease, Tenant may at its own expense select and employ its own contractors for finishing work such as telephone installation, cabinetry, millwork, decorations and installations of special equipment such as computers or telex machines ("Tenant's Work") and such work may be performed during the two (2) weeks immediately preceding the Lease Commencement Date. The foregoing license to enter prior to the commencement of the term, however, is conditioned upon Tenant's workmen and mechanics working in harmony and not interfering with the labor employed by the Landlord, Landlord's mechanics or contractors or by any other tenant or their contractors. If at any times such entry shall cause disharmony or interference therewith, this license may be withdrawn by Landlord upon forty-eight (48) hours written notice to Tenant. Such entry shall be deemed to be under all of the terms, covenants, provisions and conditions of the Lease except as to the covenant to pay rent. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's decorations or installations so made prior to the commencement of the term of the Lease, the same being solely at Tenant's risk.

Additionally, Tenant, in entering the Premises prior to the Lease Commencement Date for the purpose of constructing the Tenant's Work shall comply with the following provisions

                           (i)      Tenant shall first obtain the approval of
Landlord of the specific work it proposes to perform and shall furnish Landlord with reasonably detailed plans and specifications

                           (ii)     The Tenant's Work shall be performed by
responsible contractors and subcontractors who shall maintain in effect workmen's compensation insurance in accordance with statutory requirements and comprehensive public liability insurance (naming Landlord and Landlord's contractors and subcontractors as additional insureds) with limits satisfactory to Landlord;

                           (iii)    Prior to commencing the Tenant's Work,
Tenant must provide executed, effective waivers of mechanics liens from all contractors and all sub-contractors. In the event Tenant fails to provide executed and effective waivers.

                           (iv)     No such work shall be performed in such
manner or at such times as to cause any delay in connection with any work being done by any of the Landlord's contractors or subcontractors in the Premises or in the Building generally;

                           (v)      All construction contracts for Tenant's Work
must include language holding the Landlord harmless from and against any and all claims arising from, under or in connection with such construction; and

                           (vi)     Tenant's Work shall be deemed to be an
Alteration under Article 10 hereof.

Furthermore, Tenant and its contractors shall be responsible for transportation, safekeeping and storage of materials and equipment used in the performance of Tenant's Work and for the removal of waste and debris resulting from the performance of Tenant's Work. Such waste and debris shall be deposited by Tenant and its contractors in its own dumpsters or other containers and shall not be deposited in those of Landlord or Landlord's contractors unless by prearrangement and in exchange for an agreement to pay the costs of additional waste pick-ups at the Building.

                                  EXHIBIT "B-1"
                            Plans and Specifications

                                      Plan

                                  [FLOOR PLAN]

Specifications:

INTERIOR PARTITIONS: Shall consist of 3-5/8" 25 gauge metal stud and track at 24" on center with 5/8" gypsum board, 8'6" in height with each side taped, finished, and ready for Paint. Each side shall receive One (1) coat of primer and One (1) coat of low-sheen or flat latex Paint (accents, mid-tones, or deep-tones are not provided for under the Building Standard Finish Allowance) and 2-1/2" base.

DEMISING & CORRIDOR PARTITIONS: Shall be the same as interior partitions with the addition of a 2" sound attenuation blanket in the wall cavity and extended from finished floor slab to the underside of structure above.

CEILING: Shall be 24" x 48" x 5/8" with exposed T-grid suspended acoustical tile. The grid will remain where possible. All tiles will be replaced.

CARPET: Building standard shall be 28 ounce nylon carpet, glued down directly on the concrete floor without carpet pad ($22/sy allowance). Vinyl base throughout.

INTERIOR DOORS: Shall be 1-3/4" x 3'0" x 7'0" solid core. All doors shall be finished to the

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building standard. Door frames shall be 16 gauge hollow metal knock-down, and painted in an enamel finish to match any building standard color. Each interior door shall receive one (1) latchset, 1-1/2 pair non-bearing butts and one (1) wall stop.

ENTRY DOORS: Shall be 1-3/4" x 3'0" full height solid core stain grade both sides with full glass inset. Door frames shall be 14 gauge hollow metal fully welded wrap around. Hardware shall be the same as interior with the addition of one door closer and lockset in lieu of latchset.

LIGHTS: Fixtures shall be 24" X 48" 4 lamp, 277 volt fluorescent with parabolic diffusers. The entire premises shall be relamped.

ELECTRICAL OUTLETS: Shall be wall-mounted or monument type floor mounted 110 volt duplex. Exiting outlets to remain, new outlets shall be two duplex per small office, 3 per large office. A junction box to connect the workstation whips shall be provided at each workstation. In addition Landlord will provide any other outlets required by code.

TELEPHONE OUTLETS: Tenants shall arrange to supply and install their own telephone equipment (including fireproof distribution cable or non-fireproof distribution cable in conduit) from the telephone wiring chase located at each floor. All telephone equipment shall be located within each individual Tenant space. If a Tenant's choice of a particular telephone system requires conduit, the conduit shall be supplied and installed by the building Owner, to the specifications of the telephone ~system supplier, and at the sole expense of the Tenant.

EXTERIOR WINDOW COVERINGS: Shall be 1" horizontal mini-blinds. The building standard window coverings shall be required on all exterior windows.

HVAC: Water source heat pumps located in the ceiling spaces will provide the necessary heating and cooling for the interior spaces. Both interior and perimeter zones will have approximately one (1) thermostat for each 1,500 square feet of space. Unusual or specialized HVAC requirements such as computer room cooling, conference room exhaust, etc. shall be at the expense of the Tenant.

         Condenser water shall be piped to each floor near the building core. Substantial excess cooling tower capacity will be available for unusual tenant usage. The condenser water for extraordinary cooling requirements such as computers shall be paid for directly by the Tenant apart from the usual building operating expenses. The extraordinary operating expenses for providing condenser Water shall be based on an estimate prepared by the building's electrical and mechanical engineers.

SPRINKLERS: The Building shall be fully sprinklered throughout to meet applicable codes.

SIGNS AND DIRECTORY: One building directory strip per tenant and one suitable identification sign per entry door will be provided by the Owner. The suite identification sign shall be limited to one per entry door and lettering shall be consistent throughout the Building. No other Tenant graphics shall be visible from any public area of the Building. Additional building directory strips, subject to availability of space in the directory, shall be provided at the Tenant's expense. Changes in existing directory strips or suite signs shall be at the Tenant's expense.

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

GENERAL NOTES:

PLANNING MODULE: The standard module for space planning purposes shall be 60" with ceilings at 8'6".

FLOOR LOADS: The structural capacity of the building floors is in conformance with the applicable Building Code and is adequate for typical office users. Special uses, such as large filing areas, storage areas, or equipment rooms may require structural modifications at the Tenant's expense.

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

                                   EXHIBIT "C"

                              RULES AND REGULATIONS

         Definitions of terms are set forth in the Lease.

         The following rules and regulations have been formulated for the safety and well-being of all tenants of the Building and to insure compliance with all municipal and other requirements. Strict adherence to these rules and regulations is necessary to guarantee that each and every tenant will enjoy a safe and unannoyed occupancy in the Building in accordance with the Lease. Any continuing violation of these rules and regulations by Tenant, after thirty (30) days' written notice from Landlord, shall be an Event of Default.

         Landlord may, in its reasonable discretion, upon request by any tenant, waive the compliance by such tenant with any of the foregoing rules and regulations, provided that (i) no waiver shall be effective unless signed by Landlord or Landlord's authorized agent, (ii) any such waiver shall not relieve such tenant from the obligation to comply with such rule or regulation in the future unless expressly consented to by Landlord, (iii) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with the rules and regulations unless such other tenant has received a similar waiver in writing from the Landlord, and (iv) any such waiver by Landlord shall not relieve Tenant from any obligation or liability of Tenant to Landlord pursuant to the Lease for any loss or damage occasioned as a result of Tenant's failure to comply with any such rule or regulation; provided, however, all rules and regulations shall be reasonable, shall be uniformly applied and enforced, and shall not discriminate against Tenant.

         1. The sidewalks, driveways, entrances, passages, courts, lobby, elevators, vestibules, stairways, corridors or halls or other parts of the Building or Common Facilities not occupied by any tenant shall not be obstructed or encumbered by any tenant or used for any purposes other than ingress and egress to and from the Premises. Landlord shall have the right to control and operate the public portions of the Building and the facilities furnished for common use of the tenants in such manner as Landlord deems best for the benefit of the tenants generally. No tenant shall permit the visit to the Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment by other tenants of the entrances, corridors, elevators, and other public portions or facilities of the Building or Common Facilities, provided following notice to Landlord, Landlord shall permit Tenant to conduct an "open house" on one occasion following the Lease Commencement Date.

         2. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. No drapes, blinds, shades of screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner approved by Landlord.

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

         3. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules without the prior written consent of the Landlord.

         4. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

         5. There shall be no marking, painting, drilling into or in any way defacing of the Building or any part of the Premises visible from public areas of the Building or outside the Building. Tenant shall not construct, maintain, use or operate within the Premises any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system, except as reasonably required for its communication system not creating undue noise and disturbance to others. No such loud speaker or sound system shall be constructed, maintained, used or operated outside of the Premises.

         6. No bicycles, vehicles, animals, birds or pets of any kind (except as permitted pursuant to ADA requirements) shall be brought into or kept in or about the Premises, and no cooking (except for hot plate or microwave cooking by Tenant's employees for their own consumption shall be done or permitted by any tenant on the Premises. No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

         7. No space in the Building shall be used for manufacturing of goods for sale in the ordinary course of business, for the storage of merchandise for sale in the ordinary course of business, or for the sale at auction of merchandise, goods or property of any kind.

         8. No tenant shall make any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or Premises or those having business with them whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. No tenant shall throw anything out of the doors or windows or down the corridor or stairs.

         9. No inflammable, combustible or explosive fluid, chemical or substance shall be brought or kept upon the Premises.

         10. No additional locks or bolts of any kind shall be placed upon any of the doors, or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof, without access means being provided to Landlord. The doors leading to the corridors or main halls shall be kept closed during business hours except as they may be used for ingress or egress. Each tenant shall, upon the termination of his tenancy, restore to the Landlord all keys of stores, offices, storage and toilet rooms either furnished to, or otherwise procured by such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to Landlord the cost thereof. Tenant's key system shall be separate from that for the rest of the Building.

         11. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these rules and regulations of

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

the Lease. All removals, or the carrying in or out of the any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description must take place during such hours and in such elevators as Landlord or its Agent may reasonably determine from time to time.

         12. No tenant shall pay any employees on the Premises, except those actually working for such tenant on the Premises.

         13. Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to the Building management or watchman on duty. Landlord may, at its option, require all persons admitted to or leaving the Building between the hours of 5:30 p.m. and 8:00 a.m., Monday through Friday, and at any hour, Saturdays, Sundays and legal holidays, to register. Each tenant shall be responsible for all persons for whom he authorizes entry into or exit out of the Building, and shall be liable to Landlord for all acts or omissions of such persons.

         14. The premises shall not, at any time, be used for lodging or sleeping or for any immoral or illegal purpose.

         15. Each tenant, before closing and leaving the premises at any time, shall see that all windows are closed.

         16. Landlord's employees shall not perform any work or do anything outside of the regular duties, unless under special instruction from the management of the Building. The requirements of tenants will be attended to only upon application to Landlord and any such special requirements shall be billed Tenant (and paid with the next installment of rent due) at the schedule of charges maintained by Landlord from time to time or at such charge as is agreed upon in advance by Landlord and Tenant.

         17. Canvassing, soliciting and peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.

         18. There shall not be used in any space, or in the public halls of the Building, either by any tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards and Tenant shall be responsible to Landlord for any loss or damage resulting from any deliveries of Tenant's merchandise to the Building.

         19. Mats, trash or other objects shall not be placed in the public corridors.

         20. Landlord does not maintain suite finishes which are nonstandard, such as kitchens, bathrooms, wallpaper, special lights, etc. However, should the need for repairs of items not maintained by Landlord arise, upon request, Landlord will arrange for the work to be done at Tenant's expense.

         21. The amount of liability insurance required to be maintained by Tenant pursuant to Section 11(b) of the Lease is $1,000,000 for injury to one
(1) person and $3 million for injury to a number of persons in a single occurrence and $1,000,000 for damage to property.

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

         22. Tenant shall not give its employees or other person's permission to go upon the roof of the Building without the written consent of the Landlord.

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

                                   EXHIBIT "D"

                        LANDLORD CLEANING SPECIFICATIONS

                                    ARBOR 600
                              600 College Road East
                             Plainsboro, New Jersey

A.       Daily (Five (5) Times Per Week):

         1.       Empty waste receptacles, wipe clean and wash when necessary.

         2.       Bag and remove all waste from waste receptacles.

         3.       Replace trash liners.

         4.       Empty and damp wipe all ashtrays.

         5.       Dust mop all composition floor surfaces.

         6.       Damp mop composition floor surfaces.

         7. Dust ledges and other horizontal surfaces within 12" high including counters, file cabinets and telephones.

         8. Dust horizontal surfaces of desks, chairs, tables and other office furniture.

         9.       Dust baseboards.

         10. Thoroughly vacuum carpeted areas moving light furniture except desks, credenzas and file cabinets.

         11.      Spot clean minor carpet stains.

         12. Spot clean marks next to light switches, doors and door frames.

         13.      Clean all entrance doors, frame and glass.

         14.      Clean, polish and sanitize all drinking fountains.

         15.      Removal of vermin and pests and general exterminating.

B.       Weekly:

         1.       Spray and buff composition floor surfaces.

         2.       Dust high partition ledges and moldings above 72" high.

         3.       Damp wipe all telephones using antiseptically treated cloths.

         4. Dust clothing closets, shelving and coat racks; wipe, wash or polish as necessary.

         5. Remove all finger marks from doors, frames, hall partitions and light switches.

         6.       Damp wipe all desk tops, if papers are cleaned.

C.       Monthly:

         1.       Wash baseboards.

         2.       Dust air diffusers.

         3.       Dust Venetian blinds.

         4. Polish all desk tops, conference room tables, credenzas, if tops are cleaned.

         5.       Vacuum upholstered furniture.

D.       Quarterly:

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         1.       Clean interior glass partitions and doors.

E.       Semi-Annually:

         1.       All draperies and curtains will be vacuumed.

         2.       Clean interior windows.

F.       Annually: Scrub and refinish composition floor surfaces.

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